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                                                                    Exhibit 2.2


                                   AMENDMENT
                                       TO
                 AGREEMENT AND PLAN OF MERGER AND CONTRIBUTION


     This is an Amendment to Agreement and Plan of Merger and Contribution, dated as of September 20, 2000 (the "Amendment"), by and among

          VERMONT PURE HOLDINGS, LTD., a publicly traded Delaware corporation ("Holdings"),

          VP MERGER PARENT, INC., a Delaware corporation with no outstanding capital stock ("Parent"),

          VP ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"),

          CRYSTAL ROCK SPRING WATER COMPANY, a Connecticut corporation (the "Company"), and

          HENRY E. BAKER, JOHN B. BAKER, PETER K, BAKER and the other stockholders of the Company listed on EXHIBIT D to the Merger Agreement (as defined hereinafter), being all of the stockholders of the Company (the "Stockholders").

                                    RECITALS

     The parties listed and referred to above have entered into an Agreement and Plan of Merger and Contribution dated as of May 5, 2000 and an Amendment to Agreement and Plan of Merger and Contribution dated as of August 28, 2000 (as so amended, the "Merger Agreement") and now wish to amend the Merger Agreement as set forth below. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

     The purpose of this Amendment is to reflect the fact that the name DIAMOND ACQUISITION CORP. is not currently available for a Delaware corporation. Accordingly, the parties have agreed upon the name PLATINUM ACQUISITION CORP., which, under the Merger Agreement as amended hereby, will at the Effective Time be and become the name of the corporation now known as Vermont Pure Holdings, Ltd. To effect these amendments, Holdings, Parent, Merger Sub, the Company and the Stockholders hereby agree as follows:

          I. Section 2.2.1 of the Merger Agreement is hereby amended by deleting the word DIAMOND wherever it appears in Section 2.2.1 and replacing it in each case with the word PLATINUM.

          II. Section 2.2.2 of the Merger Agreement is hereby amended by deleting the word DIAMOND wherever it appears in Section 2.2.1 and replacing it in each case with the word PLATINUM.
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          III. All other references to DIAMOND ACQUISITION CORP. in the Merger
Agreement or in the Exhibits to the Merger Agreement, including, without limitation and to the fullest extent applicable, the references contained in Exhibit A, Attachment 1 to Exhibit A, and Exhibits I, J, K, L, M, N and O, are hereby amended by deleting the word DIAMOND wherever it appears and replacing it in each case with the word PLATINUM.

          IV. The parties hereby ratify and confirm the Merger Agreement in all other respects. Except as expressly modified hereby, the Merger Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as an agreement under seal as of the date first above written.



                                   VERMONT PURE HOLDINGS, LTD.


                                   By: /s/ Timothy M. Fallon
                                       -------------------------
                                       Title: CEO & President



                                   VP MERGER PARENT, INC.


                                   By: /s/ Timothy M. Fallon
                                       -------------------------
                                       Title: CEO & President



                                   VP ACQUISITION CORP.


                                   By: /s/ Timothy M. Fallon
                                       -------------------------
                                       Title: CEO & President


                                   CRYSTAL ROCK SPRING WATER COMPANY

                                   By: /s/ Henry E. Baker
                                       -------------------------
                                       Title: Chairman

                                   /s/ Henry E. Baker
                                   -----------------------------
                                   HENRY E. BAKER

                                   /s/ Joan A. Baker
                                   -----------------------------
                                   JOAN A. BAKER



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                                   /s/ Peter K. Baker
                                   ----------------------------------
                                   PETER K. BAKER


                                   /s/ John B. Baker
                                   ----------------------------------
                                   JOHN B. BAKER


                                   /s/ Peter K. Baker
                                   -----------------------------------
                                   PETER K. BAKER LIFE INSURANCE TRUST,
                                   ROSS RAPAPORT, TRUSTEE (AND NOT
                                   INDIVIDUALLY)


                                   /s/ John B. Baker
                                   -----------------------------------
                                   JOHN B. BAKER LIFE INSURANCE TRUST,
                                   ROSS RAPAPORT, TRUSTEE (AND NOT
                                   INDIVIDUALLY)



                                   /s/ Ross Rapaport
                                   -----------------------------------
                                   ROSS RAPAPORT, TRUSTEE U/T/A/ DATED
                                   12/16/91 F/B/O JOAN BAKER ET AL. (AND
                                   NOT INDIVIDUALLY)


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                                LIST OF EXHIBITS


Exhibit O                Form of Registration Rights Agreement